UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 651-4160

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2022, the Board of Directors (the “Board”) of Credex Corporation (the “Company”) increased the size of the Board by three persons, from seven to ten directors and appointed James Walsh, Steve Gribbon and Joel Szabat as members of the Board, to serve until their respective earlier death, resignation or removal from office. Mr. Steve Gribbon was also named as the Chairman of the Board, to serve in such position until his earlier death, resignation or removal from office.

Mr. James Walsh, age 81, has served as President of Namanco Productions, Inc., a company that seeks commercial opportunities for celebrity and former NFL athlete Joe Namath, since 1971.

Mr. Steve Gribbon, age 67, has served as a board observer for Monitronics International, a company focused in the electronic industry, since July 2020. Mr. Gribbon’s management career began in 1986 when he served as President and General Manager of Gray Inc., a regional security company in North Carolina. Shortly afterward, he served as Senior Vice President – Field Operations for The Alert Centre, running all field operations until it was sold to ADT Inc. (“ADT”) After the ADT acquisition, he transitioned to an executive position within dealer development division and was responsible for launching and growing the ADT Authorized Dealer Program. In 2001, he set a company record for subscribers with over 700,000. Over the next decade with ADT/ Tyco International, Mr. Gribbon served in a variety of senior leadership positions, managing thousands of employees, and successfully spearheading several projects in excess of $100 million. Some of his more notable projects include the management of a $1 billion subscriptions capital budget which resulted in 1.2 million new annual subscribers, and successfully reduced customer installation wait time from 10+ days to 2 days, directly saving ADT millions of dollars. Following his tenure with ADT, Mr. Gribbon served as Executive Vice President of Sales for Elighted Inc. (“Elighted”), an Internet of Things (IoT) solutions company, from June 2017 through May 2018, successfully positioning Elighted for a sale. Mr. Gribbon also served as Chief Revenue Officer for iControl Networks (“iControl”), from September 2014 through March 2017, during which time revenue increased from $47 million to $98 million.

Mr. Joel Szabat, age 63, has served as Deputy Assistant Secretary and Acting Assistant Secretary for the Office of Aviation and International Affairs within the U.S. Department of Transportation, since January 2018. Previously, from 2012 through January 2018, Mr. Szabat served as Executive Director of the U.S. Maritime Administration which oversees the nation’s reserve fleet of ships and crews for military sealift, as well as operations at the U.S. Merchant Marine Academy (USMMA).

There is no familial relationship between Mr. James Walsh, Steve Gribbon and Joel Szabat, nor among any other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credex Corporation

Date: July 25, 2022	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer